Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports First Quarter 2019 Financial Results

— 2019 first quarter total revenue of $1.6 million —

— Gross margin record of 59% —

— On track with ReStore Exo-Suit launch timeline —

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, May 7, 2019 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three months ended March 31, 2019.

Highlights of and subsequent to the first quarter of 2019 include:

☐	Total revenue for the first quarter of 2019 was $1.6 million;

☐	Gross margin improved to 59% in the first quarter of 2019, compared to 43% in the prior year quarter;

☐	14 units were placed during the first quarter of 2019;

☐	Sales for the first quarter 2019 in Europe remain strong with $1.1 million, 10 units placed, and 5 previously rented units converted to purchases;

☐	Cigna, a leading global health service company, is revising its policy regarding coverage of exoskeleton medical devices for persons with spinal cord injury and is now reviewing beneficiaries’ submissions on a case-by-case basis;

☐	Company is on track with its plan to launch ReStore in the United States and Europe in late Q2 or Q3 2019, pending receipt of CE mark and FDA clearance;

☐	Raised $8.6 million in gross proceeds in two separate fundraising events;

☐	Regained compliance with Nasdaq listing requirements following fundraising activities and a 1 for 25 reverse split.

“We believe that 2019 will become a turning point for ReWalk due to SCI reimbursement expansion and our entry into the stroke rehab market place. Europe continues to demonstrate positive signs of increased acceptance for our SCI Personal 6.0 device, and the recent U.S. activities show the same trend. All activities for the ReStore exo-suit including regulatory clearance, successful production and launch in the Unites States and Europe are on track with our plan. We have strengthened our balance sheet with the April round and the Company remains committed to reducing its operating expenses by more than 10% in 2019.” stated Larry Jasinski, Chief Executive Officer of ReWalk.

First Quarter 2019 Financial Results

Total revenue was $1.6 million for the first quarter of 2019, compared to $1.6 million during the prior year quarter. 14 ReWalk systems were placed during the first quarter of 2019, compared to 23 systems in the prior year period. Ten units were placed in Europe, three in the U.S and one was placed in other markets.

Gross margin was 59% during the first quarter of 2019, compared to 43% in the first quarter of 2018, the increase is primarily attributable to higher average selling price due to change in sales mix of our ReWalk Personal device.

Total operating expenses in the first quarter of 2019 were $4.5 million, compared to $6.5 million in the prior year period.

Net loss was $4.0 million for the first quarter of 2019, compared to a net loss of $6.3 million in the first quarter of 2019.

Non-GAAP net loss for the first quarter of 2019 was $3.6 million, compared with a non-GAAP net loss of $5.4 million in the first quarter of 2018. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of March 31, 2019, ReWalk had $8.9 million in cash on its balance sheet and $8.3 million in short- and long-term debt. Our March 31, 2019 cash balance on a pro-forma basis including the registered direct offering closed on April 5, 2019 was $12.6 million.

Conference Call

ReWalk management will host its first quarter 2019 conference call as follows:

Date		Tuesday, May 7, 2019

Time		8:30 AM EDT

Telephone	U.S:	(844) 423-9889

	International:	(716) 247-5804

	Israel:	18 09 31 53 62

Access code		7553177

Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 7553177.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd in Europe.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; the risk of decreased liquidity in the market for ReWalk’s ordinary shares and a reduced market capitalization of the Company following the recently-effected reverse share split, and the risk of dilution following the recently-effected increase in authorized share capital; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the opinion of ReWalk’s auditors in that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to repay its secured indebtedness; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study and ReWalk’s 510k submission for the ReStore for stroke patients; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of our IT systems significantly disrupting our business operations; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to establish a pathway to commercialize its products in China; the risk of substantial dilution resulting from the periodic issuances of ReWalk’s ordinary shares; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2019 and 2018, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Ori Gon

Chief Financial Officer

ReWalk Robotics Ltd.
T: +972-4-9590123
E: investorrelations@rewalk.com

(tables follow)

ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018

Revenue	$1,581	$1,579
Cost of revenues	655	897
Gross profit	926	682
Operating expenses:
Research and development, net	1,414	2,151
Sales and marketing	1,587	2,336
General and administrative	1,500	2,037
Total operating expenses	4,501	6,524
Operating loss	(3,575)	(5,842)
Financial expenses, net	418	485
Loss before income taxes	(3,993)	(6,327)
Income taxes	7	-
Net loss	$(4,000)	$(6,327)
Net loss per ordinary share, basic and diluted (1)	$(1.25)	$(5.26)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	3,211,386	1,201,967

(1) Reflects our one-for-twenty-five reverse share split that became effective on April 1, 2019. See Note 8a to the condensed consolidated financial statements

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(4,000)	$(6,327)
Non-cash share-based compensation expense	319	796
Depreciation of property and equipment, net	94	113
Non-GAAP net loss	$(3,587)	$(5,418)

ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2019	2018

Assets

Current assets
Cash and cash equivalents	$8,862	$9,546
Trade receivable, net	1,092	758
Prepaid expenses and other current assets	982	693
Inventories	2,478	2,240
Total current assets	13,414	13,237

Restricted cash and other long term assets	1,096	1,099
Operating lease right-of-use assets	1,994	-
Property and equipment, net	532	626
Total assets	$17,036	$14,962

Liabilities and equity

Current liabilities
Current maturities of long-term loan	$2,587	$1,722
Current maturities of operating leases	647	-
Trade payables	2,756	2,328
Other current liabilities	1,281	1,332
Total current liabilities	7,271	5,382

Long term loan, net of current maturities	5,699	6,965
Noncurrent operating leases	1,496	-
Other long-term liabilities	515	670
Shareholders’ equity	2,055	1,945
Total liabilities and equity	$17,036	$14,962

ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2019	2018

Net cash used in operating activities	$(4,253)	$(5,026)

Net cash provided by (used in) financing activities	3,580	(729)
Decrease in cash, cash equivalents, and restricted cash	(673)	(5,755)
Cash, cash equivalents, and restricted cash at beginning of period	10,347	15,423
Cash, cash equivalents, and restricted cash at end of period	$9,674	$9,668

ReWalk Robotics Ltd. And subsidiaries

(unaudited)

(In thousands, except units placed)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
United States	$497	$1,178
Europe	1,079	341
Asia Pacific	5	2
Latin America	-	58
Total Revenue	$1,581	$1,579

Units Placed:
United States	3	14
Europe	10	8
Latin America	-	1
Israel	1	-
Total Units Placed	14	23

Revenue:
Personal units revenue	$1,581	$1,499
Rehabilitation units revenue	-	80
Total Revenue	$1,581	$1,579

Units Placed:
Personal units placed	14	22
Rehabilitation units placed	-	1
Total Units Placed	14	23